Exhibit 99.1

NEWS RELEASE

Date:	December 16, 2010
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Three Part Advisors, LLC
817-310-0051
dmossberg@threepa.com

XETA Technologies to Report Fourth Quarter and Fiscal 2010 Financial Results

Tulsa, OK — XETA Technologies, Inc. (Nasdaq: XETA), a national provider of converged communications solutions for the enterprise marketplace, today announced that it will conduct its fourth quarter and fiscal year 2010 earnings conference call and simultaneous webcast on Thursday, December 30, 2010, at 4:00 p.m. CST, 5:00 p.m. EST.  The call will be led by Greg Forrest, President and CEO, of XETA Technologies.

The webcast and a slide presentation will be available via webcast under the Investor Relations section of the Company’s website, www.xeta.com.  Interested parties may also access the conference call via telephone by dialing 877-407-8033.  The webcast will be archived on the Company’s website for 60 days.

Fourth quarter and fiscal 2010 financial results will be released after the market closes on Thursday, December 30, 2010.

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About XETA Technologies

XETA Technologies, Inc., sells, installs and services advanced communication technologies for small, medium and Fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors, including Avaya/Nortel, Mitel, Hitachi, Samsung, HP, Polycom, Microsoft, Alcatel-Lucent, ShoreTel, LifeSize and Juniper. With a 29-year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 contact center, combined with a nationwide service footprint, offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time.  More information about XETA Technologies (Nasdaq: XETA) is available at www.xeta.com.

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